CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K into the Company's previously filed Registration Statements File Nos. 33-45015, 33-42561, 33-23294, 33-16585, 33-6604, 33-959, 2-91008, 33-40623, 33-46874,
33-46875, 33-50628, 33-57519 and 33-63637, 333-7279 and 33-62257.

ARTHUR ANDERSEN LLP



Stamford, Connecticut
March 28, 1997